Exhibit 10.1

AMENDMENT TO PROMISSORY NOTE AND WARRANTS

This Amendment to Promissory Note and Warrants (the “Amendment”) is made as of this 31st day of December 2024 by and between Wytec International, Inc., a Nevada corporation (the “Company”), and Christopher Stuart, an individual (“Stuart”), with respect to the following facts:

RECITALS

A.	The Company and Stuart have entered into that certain unsecured promissory note in the original principal amount of $625,000, dated February 25, 2020, as amended on August 13, 2022 and on February 5, 2024 (the “Note”), issued by the Company to Stuart in accordance with the Company’s prior private placement of units, each unit consisting of $50,000 of 7% promissory notes and 5,000 common stock purchase warrants.

B.	Stuart is the holder of that certain warrant No. 528 to purchase 20,640 shares of the Company’s common stock, dated December 11, 2023, which is due to expire on December 31, 2024, that certain warrant No. 527 to purchase 85,784 shares of the Company’s common stock, dated December 11, 2023, which is due to expire on December 31, 2024, and that certain warrant No. 507 to purchase 17,500 shares of the Company’s common stock, dated February 17, 2022, which is due to expire on December 31, 2024 (collectively, the “Warrants”).

C.	The Company and Stuart desire to amend the Note and the Warrants as provided in this Amendment in order to allow the Company to extend the maturity date of the Note by nine (9) additional six month periods instead of seven (7) additional six month periods in consideration for extending the expiration date of the Warrants from December 31, 2024 to December 31, 2025.

D.	The terms used in this Amendment will have the meanings ascribed to them in the Note and the Warrants unless otherwise defined herein.

NOW, THEREFORE, for one dollar and other good and valuable consideration, THE PARTIES HERETO AGREE AS FOLLOWS:

1.	Amendment.

Section 1 of the Note is hereby amended and restated as follows:

“Maturity Date. The Maturity Date of this Note may be extended by an additional six months in the sole discretion of the Borrow up to nine times.”

The expiration date of the Warrants is hereby extended from 5:00 P.M., CT on December 31, 2024 to 5:00 P.M., CT on December 31, 2025.

2.	Effect of Amendment.

The Note will remain in full force and effect except as specifically modified by this Amendment. In the event of any conflict between the Amendment and the Note, the terms of this Amendment will govern.

3.	Counterparts.

This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts will be deemed to be an original and such counterparts will constitute but one and the same instrument.

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

COMPANY: WYTEC INTERNATIONAL, INC.	STUART

By: /s/ William H. Gray	/s/ Christopher Stuart
William H. Gray, President	Christopher Stuart